UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2007

CATHAY MERCHANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

0-9922

(Commission File Number)

04-2608713

(I.R.S. Employer Identification Number)

Unit 803, Dina House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong SAR, China

(Address of principal executive offices, including zip code)

(852) 2537-3613

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2007, our board of directors acted by unanimous consent to amend our bylaws and reduce our quorum requirement. Following the amendment, our quorum requirement was reduced from shareholders holding at least fifty percent (50%) of the issued and outstanding shares to shareholders holding at least thirty-three and one third percent (33.3%) of the issued and outstanding shares. A 33.3% quorum is the lowest quorum requirement permitted under Delaware corporate law and the Company Guide of the American Stock Exchange.

The board of directors approved the reduction because it had found it exceedingly difficult to satisfy our former quorum requirement, which is necessary to constitute a valid and duly called meeting of our shareholders. As disclosed in our current report on Form 8-K dated May 17, 2007, our Chairman was forced to adjourn our 2007 annual general meeting because we did not obtain the requisite quorum.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated May 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHAY MERCHANT GROUP, INC.

By:	/s/ Michael Smith
Michael Smith
Chief Executive Officer, President and Chief Financial Officer
Date: May 24, 2007

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